                                                                     Exhibit 4.2

CUSIP NO.: 875127 AR 3                          PRINCIPAL AMOUNT:  $150,000,000

REGISTERED NO. 1

TAMPA ELECTRIC COMPANY

7 3/8% REset Put Securities Due 2015

|X|      Check this box if the Note is a Global Note.

         Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

ORIGINAL ISSUE DATE:                     INTEREST PAYMENT DATES: March 1 and    INITIAL CALLHOLDER:
August 21, 2000                          September 1 of each year, up to but    Morgan Stanley & Co. Incorporated
                                         excluding September 1, 2002 and        or its assignee or successor
ISSUE PRICE:  99.991% (as a percentage   commencing September 1, 2000.  From
of principal amount)                     and including September 1, 2002, on
                                         the dates described in Annex A         SINKING FUND:  N/A
STATED MATURITY:  September 1, 2015,     hereto.
subject to mandatory tender to the                                              YIELD TO MATURITY:  N/A
Callholder, if any, as described on      SPECIFIED CURRENCY:  U.S. dollars
the reverse of this Note.                (if other than U.S. dollars):  N/A     REDEMPTION, REPURCHASE AND
                                                                                CONVERSION OPTIONS:  See reverse of
INTEREST RATE:  To but excluding         AUTHORIZED DENOMINATIONS:  N/A         this Note.
September 1, 2002, 7 3/8% per annum.     (Only applicable if Specified
Thereafter, at the interest rate set     Currency is other than U.S. dollars)   REMARKETING PROVISIONS:  See reverse
forth in Annex A hereto.                                                        of this Note.
                                         DEPOSITARY:  The Depository Trust
                                         Company


THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH AN ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF). REFERENCE IS MADE TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

         TAMPA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Florida (herein called the "COMPANY," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth in Annex A on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the "TRUSTEE") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (assuming a 360-day year consisting of twelve 30-day months) equal to the Initial Interest Rate set forth in Annex A for the period from the Original Issue Date to, but excluding, September 1, 2002 (the "INITIAL REPS REMARKETING DATE"). If the Initial Callholder (as defined above and set forth in Annex A) elects to purchase this Note on the Initial REPS Remarketing Date, except in the limited circumstances described on the reverse of this Note, (a) this Note will be subject to mandatory tender to the Initial Callholder at 100% of the aggregate principal amount thereof for remarketing on the Initial REPS Remarketing Date, on the terms and subject to the conditions described on the reverse of this Note, and (b) will for the period from the Initial REPS Remarketing Date to, but excluding, September 1, 2012, bear interest at the REPS Coupon Reset Rate (as defined on the reverse of this Note). If the Initial Callholder does not purchase this Note on the Initial REPS Remarketing Date, this Note automatically will be subject to mandatory tender at 100% of the principal amount thereof for redemption on such date by the Company or for remarketing on such date by a Remarketing Agent (as defined on the Reverse of this Note) in a Commercial Paper Term Mode, Long Term Rate Mode or a new REPS Mode and will bear interest at a rate and for a period set forth in Annex A hereto.

         Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below or as set forth in Annex A. In each case, payments shall be made in accordance with the provisions hereof, including any additional terms specified in Annex A, until the principal hereof is paid or duly made available for payment. References herein to "this Note," "hereof," "herein" and comparable terms shall include Annex A.

         So long as this Note bears interest in the Commercial Paper Term Mode, interest will be payable on the Interest Rate Adjustment Date which commences the next succeeding Interest Rate Period for this Note and on such other dates (if any) as will be established by the Company and set forth in Annex A upon conversion of this Note to the Commercial Paper Term Mode or upon remarketing of this Note in a new Interest Rate Period in the Commercial Paper Term Mode. So long as this Note bears interest in the Long Term Rate Mode or the REPS Mode, interest will be payable no less frequently than semiannually on such dates as will be established by the Company and set forth in Annex A upon conversion of this Note to the Long Term Rate Mode or the REPS Mode (or upon remarketing of this Note in a new Interest Rate Period in the

Long Term Rate Mode or the REPS Mode, as the case may be) in the case of a fixed interest rate, or as set forth below under "Interest Rate" in the case of a floating interest rate and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period. Such interest will be payable to the Holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Initial Interest Rate Period, are the dates specified in Annex A; (ii) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (iii) in the Long Term Rate Mode or the REPS Mode, is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. Except as provided below under "Floating Interest Rates," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on this Note while bearing interest in the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period or a REPS Rate Period will be computed on the basis of actual days elapsed over 360; PROVIDED that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on this Note while bearing interest in the Long Term Rate Mode or the REPS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note while bearing interest at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

         Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and in Annex A hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY has caused this instrument to be duly executed.

Dated:  August 21, 2000

TRUSTEE'S CERTIFICATE                             TAMPA ELECTRIC COMPANY
OF AUTHENTICATION
This is one of the series
designated therein referred                       By:    /s/ ROBERT D. FAGAN
                                                     --------------------------
               Name:
                    Sandra W. Callahan
to in the within-mentioned                        Name:  Robert D. Fagan
               Title:
               Vice President - Treasurer         Title: Chairman of the Board
Indenture.                                               and Chief Executive
                                                         Officer
THE BANK OF NEW YORK,
as Authenticating Agent for the Trustee           [SEAL]

By: /s/ JAMES HALL
   ---------------------------------
       Authorized signatory

[SEAL]

 (REVERSE OF NOTE)

TAMPA ELECTRIC COMPANY

7 3/8%REset Put Securities Due 2015

         This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued and to be issued under an Indenture dated as of July 1, 1998, as supplemented by the Second Supplemental Indenture, dated as of August 15, 2000 (as previously supplemented by the First Supplemental Indenture dated July 15, 1998, and as further amended or supplemented, the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

         "APPLICABLE SPREAD" shall mean the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Callholder on the applicable Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate outstanding principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the applicable REPS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date of the Notes, (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer, and
(iv) the benefit of any credit support provided by the Company, if the Company elects to provide credit support. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The REPS Coupon Reset Rate announced by the Callholder, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the Notes, the Company and the Trustee.

         "BASE RATE" shall mean the interest rate established by the Callholder, after consultation with the Company, as the applicable "base rate" at or prior to the commencement of the REPS Mode and set forth in Annex A hereto.

         "BENEFICIAL OWNER" shall mean, if this Note is in book-entry form, the Person who acquires an interest in the Note, which is reflected on the records of Depositary through its participants.

         "BOND EQUIVALENT YIELD" shall have the meaning set forth under "Treasury Rate" below.

         "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is (a) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close (x) in the City of New York or (y) for Notes denominated in a specified currency other than U.S. dollars,

Australian dollars or Euro, in the principal financial center of the country of the specified currency or (z) for Notes denominated in Australian dollars, in Sydney and (b) for Notes denominated in Euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, commonly referred to as "TARGET", is operating.

         "CALCULATION AGENT" shall mean, if this Note bears interest at a floating rate, an entity selected by the Company that will determine the interest rate in effect for each Interest Reset Period of this Note subsequent to the initial Interest Reset Date.

         "CALCULATION DATE" shall have the meaning set forth under "FLOATING INTEREST RATES" below.

         "CALLHOLDER" shall mean the remarketing agent granted the option under a REPS Remarketing Agreement to purchase this Note in the REPS Mode and subsequently remarket the repurchased Note at a REPS Coupon Reset Rate.

         "CD RATE" shall have the meaning set forth under "FLOATING INTEREST RATES" below.

         "CMT RATE" shall have the meaning set forth under "FLOATING INTEREST RATES" below.

         "COMMERCIAL PAPER TERM MODE" shall mean the Interest Rate Mode in which the interest rate on this Note is reset on a periodic basis that shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode as set forth herein.

         "COMMERCIAL PAPER TERM PERIOD" shall mean the Interest Rate Period for this Note in the Commercial Paper Term Mode that is a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company (as described below under "CONVERSION") or, if not so determined, by the Remarketing Agent for this Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note. The interest rate for any Commercial Paper Term Period relating to this Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, which is the first day of each Interest Period for this Note.

         "COMPARABLE TREASURY ISSUES" shall mean the United States Treasury security or securities selected by the Callholder as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date of the Notes being purchased, except that for the purposes of determining the initial REPS Coupon Reset Rate, Comparable Treasury Issues shall mean the United States Treasury security or securities selected by the Callholder as being the current on-the-run ten year United States Treasury security.

         "COMPARABLE TREASURY PRICE" shall mean, with respect to a REPS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) at 11:00 a.m. on the Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date,
(i) the average of the Reference Treasury Dealer Quotations for such REPS Remarketing Date, after excluding the highest and lowest of such

Reference Treasury Dealer Quotations, or (ii) if the applicable Callholder obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "TELERATE PAGE 500" shall mean the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets.

         "DEPOSITARY" shall mean The Depository Trust Company or any successor depositary.

         "DESIGNATED CMT TELERATE PAGE" shall mean the display on the Dow Jones Markets (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the page shall be 7052 for the most recent week.

         "DESIGNATED CMT MATURITY INDEX" shall mean the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.

         "DESIGNATED LIBOR PAGE" shall mean (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         "DETERMINATION DATE" shall mean the third Business Day immediately preceding the applicable REPS Remarketing Date.

         "DOLLAR PRICE" shall mean the present value determined by the Callholder, as of the applicable REPS Remarketing Date, of the Remaining Scheduled Payments discounted to such REPS Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.

         "DTC PARTICIPANT" shall mean an account maintained by an institution with the Depositary through which securities are held by such institution and accounted for by a book-entry registration and transfer system.

         "FEDERAL FUNDS RATE" shall have the meaning set forth under "FLOATING INTEREST RATES" below.

         "FLOATING INTEREST RATE NOTICE" shall mean the notice described under "FLOATING INTEREST RATES" below, which is to be provided by the Company to the Trustee and the Remarketing Agent in the event the Company elects to apply a floating interest rate to this Note.

         "FLOATING RATE MAXIMUM INTEREST RATE" and "FLOATING RATE MINIMUM INTEREST RATE" have the respective meanings specified under "Floating Interest Rates" below.

         "H.15 (519)" shall mean "Statistical Release H.15(519), Selected Interest Rates" published by the Board of Governors of the Federal Reserve System or any successor publication.

         "INDEX CURRENCY" shall mean the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency will be United States dollars.

         "INDEX MATURITY" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         "INITIAL INTEREST RATE" shall mean the annual rate of interest applicable to this Note during the Initial Interest Rate Period as set forth on Annex A hereto.

         "INITIAL INTEREST RATE PERIOD" shall mean the period from the Original Issuance Date to, but excluding, the Initial REPS Remarketing Date.

         "INITIAL CALLHOLDER" means the Callholder with the option to purchase this Note on the Initial REPS Remarketing Date, the identity of which Initial Callholder is set forth in Annex A hereto.

         "INITIAL REPS REMARKETING DATE" shall mean the date designated by the Initial Callholder, after consultation with the Company, upon which the Initial Callholder may, if it has so elected, remarket this Note at the REPS Coupon Reset Rate, which date is set forth in Annex A hereto.

         "INTEREST DETERMINATION DATE" shall have the meaning specified under "FLOATING INTEREST RATES" below.

         "INTEREST PAYMENT DATE" shall mean the date on which interest on this
Note is paid, which date(s) shall be set forth in Annex A hereto.

         "INTEREST RATE ADJUSTMENT DATE" shall mean (i) for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on this Note subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period, and (ii) during the Initial Interest Rate Period, the Original Issue Date.

         "INTEREST RATE BASIS" shall mean the interest rate or interest rate formula to be referenced in determining a floating interest rate, as described under "Floating Interest Rates" below.

         "INTEREST RATE MODE" shall mean the mode in which the interest rate on a Note is being determined, I.E., the Commercial Paper Term Mode, the Long Term Rate Mode or the REPS Mode.

         "INTEREST RATE PERIOD" shall mean (a) if this Note is in the Commercial Paper Mode or Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date and extending either (i) to, but not including, the immediately succeeding Interest Rate Adjustment Date or (ii), if there is no succeeding Interest Rate Adjustment date, to, but excluding, the Stated Maturity, and during which this Note bears interest at a particular fixed interest rate or floating interest rate; and (b) if this Note is in a REPS Mode, the REPS Rate Period.

         "INTEREST RESET DATE" and "INTEREST RESET PERIOD" have the respective meanings specified under

"FLOATING INTEREST RATES" below.

         "LONDON BUSINESS DAY" shall mean any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

         "LIBOR" shall have the meaning specified under "FLOATING INTEREST RATES" below.

         "LONG TERM RATE MODE" shall mean the Interest Rate Mode in which the interest rate on this Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode as set forth herein.

         "LONG TERM RATE PERIOD" shall mean any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note.

         "NOTIFICATION DATE" shall mean a Business Day not later than five Business Days prior to the applicable REPS Remarketing Date.

         "OPTIONAL REDEMPTION" shall mean the redemption of this Note prior to its maturity at the option of the Company as described herein.

          "OPTIONAL REDEMPTION PRICE" shall mean, at any given time, the greater of either (i) 100% of the principal amount of this Note or (ii) the Dollar Price plus in either case accrued and unpaid interest from the REPS Remarketing Date on the principal amount being redeemed to the date of redemption.

         "ORIGINAL ISSUE DATE" shall have the meaning set forth on the face hereof.

         "PRIME RATE" shall have the meaning specified under "FLOATING INTEREST RATES" below.

         "REFERENCE CORPORATE DEALERS" shall mean such Reference Corporate Dealers as shall be appointed by the Callholder after consultation with the Company and each to be set forth in Annex A hereto.

         "REFERENCE TREASURY DEALERS" shall mean such Reference Treasury Dealers as shall be appointed by the Callholder after consultation with the Company and each to be set forth in Annex A hereto.

         "REFERENCE TREASURY DEALER QUOTATION" shall mean, with respect to each Reference Treasury Dealer and the REPS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Callholder by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "REMAINING SCHEDULED PAYMENTS" shall mean the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the REPS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date.

         "REMARKETING AGENT" shall mean such agent or agents, including any standby remarketing agent (each a "STANDBY REMARKETING AGENT"), as the Company may appoint from time to time for the purpose of remarketing of this Note, as set forth in the remarketing agreement that the Company shall enter into prior to the remarketing of such Notes.

         "REPS COUPON RESET RATE" shall mean the rate equal to the Base Rate established by a

Callholder, after consultation with the Company, at or prior to the commencement of the applicable REPS Mode, plus the Applicable Spread, which will be based on the Dollar Price.

         "REPS MODE" shall mean the Interest Rate Mode in which this Note shall bear interest and be subject to remarketing as "REset Put Securities."

         "REPS PERIOD" shall mean, if this Note is remarketed by the Initial Callholder on the Initial REPS Remarketing Date, that portion of the REPS Rate Period commencing on the Initial REPS Remarketing Date up to, but excluding, the next succeeding Interest Rate Adjustment Date. The REPS Period is set forth in Annex A hereto.

         "REPS RATE PERIOD" shall mean an Interest Rate Period for this Note if in a REPS Mode established by the Company as a period of more than 364 days and less than the remaining term to the Stated Maturity of such Note; PROVIDED, HOWEVER, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The REPS Rate Period shall consist of the period to and excluding the REPS Remarketing Date and the period from and including the REPS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date.

         "REPS REMARKETING AGREEMENT" shall mean the agreement by and between the Company and the Callholder dated as of the date commencing the applicable REPS Rate Period which sets forth the rights and obligations of the Company and the Callholder with respect to the remarketing of Notes in the REPS Mode.

         "REPS REMARKETING DATE" shall mean the date designated by the Callholder, after consultation with the Company, upon which the Callholder may elect to remarket this Note at the REPS Coupon Reset Rate.

         "REUTERS SCREEN U.S. PRIME 1 PAGE" shall mean the display designated as page "U.S. PRIME 1" on the Reuters Monitor Money Rates Service (or any successor service) on the U.S. PRIME 1 Page (or such other page as may replace the U.S. PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         "SPECIAL INTEREST RATE" shall have the meaning set forth below under subsection (d) of "INTEREST RATE."

         "SPECIAL MANDATORY PURCHASE" shall mean the obligation of the Company to purchase Notes not successfully remarketed by the Remarketing Agent and the applicable Standby Remarketing Agent(s) by 3:00 p.m., New York City time, on any Interest Rate Adjustment Date.

         "SPREAD" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.

         "SPREAD MULTIPLIER" shall mean the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.

         "STATED MATURITY" shall mean September 1, 2015.

         "TREASURY BILLS" shall have the meaning specified under "FLOATING INTEREST RATES" below.

         "TREASURY RATE" shall have the meaning specified under "FLOATING INTEREST RATES" below, except that with respect to the Initial REPS Remarketing Date, "Treasury Rate" shall mean the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Initial REPS Remarketing Date.

         "WEEKLY RATE PERIOD" is a Commercial Paper Term Period and will be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Note.

                                  INTEREST RATE

         (a) INITIAL INTEREST RATE. This Note will bear interest at the rate per annum (assuming a 360-day year consisting of twelve 30-day months) during the Initial Interest Rate Period identified as the Initial Interest Rate in Annex A hereto.

         (b) SUBSEQUENT INTEREST RATES.(i) If the Initial Callholder elects to purchase this Note as described herein, this Note will be subject to mandatory tender to the Initial Callholder on the Initial REPS Remarketing Date, except in the limited circumstances described herein, and will, for the REPS Period bear interest at the REPS Coupon Reset Rate as defined herein and which will be set forth in Annex A hereto.

                  (ii) If the Initial Callholder does not purchase this Note on the Initial REPS Remarketing Date, this Note automatically will be subject to mandatory tender at 100% of the principal amount thereof for redemption on such date by the Company or for remarketing on such date by a Remarketing Agent in a Commercial Paper Term Mode, a Long Term Rate Mode or a new REPS Mode and will bear interest at a rate and for a period set forth in Annex A hereto.

                  (iii) The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for this Note will be announced by the applicable Remarketing Agent on or prior to the Interest Rate Adjustment Date for the next succeeding Interest Rate Period, and will be the minimum interest rate per annum and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgement of the Remarketing Agent, to produce a par bid in the secondary market for this Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for this Note commencing on such Interest Rate Adjustment Date.

         (c) FLOATING INTEREST RATES. The provisions governing floating interest rates for this Note appear below under "FLOATING INTEREST RATES."

         (d) FAILURE OF REMARKETING AGENT OR AGENTS TO ANNOUNCE INTEREST. In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, on the Interest Rate Adjustment Date of this Note for whatever reason, or (iii) the appropriate interest rate, Spread (if any), or Spread Multiplier (if any), as the case may be, or Interest Rate Period cannot be determined for this Note for whatever reason, then the next succeeding Interest Rate Period for this Note will be automatically converted to a Weekly Rate Period, and the rate of interest thereon will be equal to the Federal Funds Rate (the "SPECIAL INTEREST

RATE").

         (e) NOTICE OF INTEREST RATE; BINDING EFFECT. After any Interest Rate Adjustment Date of this Note, the Remarketing Agent or the Callholder, as the case may be, will notify the Company and the Trustee of the interest rate, Spread (if any) and the Spread Multiplier (if any). Immediately upon receipt of such notice, the Trustee will transmit such information to the Depositary in accordance with the Depositary's procedures as in effect from time to time and note such rate in Annex A. The Trustee shall confirm to the Depositary the interest rate for the following Interest Rate Period in accordance with the Depositary's procedures as in effect from time to time. Any Beneficial Owner may contact the Trustee or the Remarketing Agent in order to be advised of the interest rate applicable to such Beneficial Owner's remarketed Notes. No notice of the applicable interest rate will be sent to Beneficial Owners.

         The interest rate and other terms announced by the Remarketing Agent, absent manifest error, will be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

         (f) CONVERSION. This Note may be converted at the option of the Company to the Commercial Paper Term Mode, Long Term Rate Mode or REPS Mode on any Interest Rate Adjustment Date for this Note in accordance with the procedures set forth in the Indenture, and will be subject to mandatory tender by the Beneficial Owner thereof as described herein on such Interest Rate Adjustment Date. The Beneficial Owner of this Note will be deemed to have automatically tendered for purchase such Note on each Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on this Note after such date.

                                     TENDER

         This Note will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating hereto. Notes will be purchased on such Interest Rate Adjustment Date in accordance with the procedures set forth in "REMARKETING AND SETTLEMENT" or, as the case may be, "REPS MODE" below.

                           REMARKETING AND SETTLEMENT

         INTEREST RATE ADJUSTMENT DATE; DETERMINATION OF INTEREST RATE. By 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread Multiplier (if any) in the case of a floating interest rate; PROVIDED, that between 11:00 a.m., New York City time, and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent, if any, will use their reasonable efforts to determine the interest rate for this Note if it is not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for this Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

         NOTIFICATION OF RESULTS; SETTLEMENT. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date of this Note, the applicable Remarketing Agent will notify the Company and the

Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the initial Interest Reset Date, applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates if this Notes is in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the REPS Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all tendered Notes and (vi) the aggregate principal amount of such tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by the Depositary to the Depositary in accordance with the Depositary's procedures as in effect from time to time.

         By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of this Note (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         Each purchaser of this Note in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of this Note by book-entry through the Depositary by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.

         When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time), by book-entry through the Depositary against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

         The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book-entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If this Note was purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or, if applicable, an institution providing credit support, as the case may be, the Trustee will make such payment of the purchase price of this Notes plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of this Note will be executed on the Interest Rate Adjustment Date for this Note through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and such Notes delivered by book-entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

         Except as otherwise set forth below, this Note when tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of this Note in such remarketing, and none of the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

         Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

         The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by the Depositary. In addition, each Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as the Depositary's nominee holds the certificates representing this Note in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

         FAILED REMARKETING. If on any Interest Rate Adjustment Date for this Note the applicable Remarketing Agent and applicable Standby Remarketing Agent(s) have not successfully remarketed this Note, it will be subject to Special Mandatory Purchase by the Company, as described under "REDEMPTION AND ACCELERATION - Special Mandatory Purchase" below.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $100,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                           REDEMPTION AND ACCELERATION

         SPECIAL MANDATORY PURCHASE. Subject to certain exceptions, if on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent and applicable Standby Remarketing Agent(s) have not remarketed all the Notes, Notes that have not been remarketed are subject to Special Mandatory

Purchase by the Company. The Company shall be obligated to pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company, and payment of accrued and unpaid interest, if any, by the Company, will be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of the Depositary's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

         Failure by the Company to purchase this Note pursuant to a Special Mandatory Purchase will constitute an Event of Default under the Indenture in which event the date of such failure shall constitute a date of Maturity for this Note and the principal thereof may be declared due and payable in the manner and with the effect provided in the Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, this Note will bear interest at the Special Interest Rate as provided above "INTEREST RATE."

         OPTIONAL REDEMPTION ON ANY INTEREST RATE ADJUSTMENT DATE. This Note is subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto without notice to the holders thereof at a redemption price equal to 100% of the principal amount set forth in Annex A hereto.

         REDEMPTION WHILE THIS NOTE IS IN THE LONG TERM RATE MODE. If this Note is in the Long Term Rate Mode, it is subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode as set forth in Annex A hereto.

         Notice of redemption shall be given by mail to the registered owner of this Note, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

         ALLOCATION. Except in the case of a Special Mandatory Purchase, if this
Note is to be redeemed in part, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of this Note to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount this Note to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depositary will give notice of such determination to each DTC Participant from whose account this Notes is to be redeemed. Each such DTC Participant, upon receipt of such notice will in turn determine the principal amount of this Note to be redeemed from the accounts of the Beneficial Owners of this Note for which it serves as DTC Participant, and give notice of such determination to the Remarketing Agent.

         ACCELERATION. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                                    REPS MODE

         Notwithstanding anything herein to the contrary, the provisions of this section shall apply to this Note when it is in a REPS Mode and shall supersede any conflicting provisions of general applicability contained elsewhere herein, during the period from, and including, the commencement of a REPS Rate Period to, but excluding, the next succeeding Interest Rate Adjustment Date (or, if the Callholder does not elect to purchase this Note on the applicable REPS Remarketing Date designated for such REPS Mode or if after electing to so purchase this Note the Callholder fails to so purchase this Note for any reason, to the REPS Remarketing Date). During the period in which this Note is in a REPS Mode, this Note shall bear interest and be subject to remarketing by the applicable Callholder designated by the Company as described herein and identified in Annex A hereto.

         With respect to this Note in the REPS Rate Period commencing on the Original Issue Date, references herein to (i) the Callholder and REPS Remarketing Date shall mean the Initial Callholder and the Initial REPS Remarketing Date and (ii) the Interest Rate Adjustment Date on which the REPS Rate Period commences shall mean the Original Issue Date.

         (a) INTEREST TO REPS REMARKETING DATE. The Interest Rate Period for this Note in the REPS Mode will be established by the Company (as described under "INTEREST RATE" above) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note; PROVIDED, HOWEVER, that such Interest Rate Period must end on the day prior to an Interest Payment Date for this Note. A REPS Rate Period shall consist of the period to and excluding the REPS Remarketing Date and the period from and including the REPS Remarketing Date to but excluding the next succeeding Interest Rate Adjustment Date (set forth in Annex A hereto), or, if the Remarketing Agent does not purchase the Notes thereon, the Interest Rate Adjustment Date. The interest rate and, in the case of a floating interest rate, the Spread (if any), and the Spread Multiplier (if any), to the REPS Remarketing Date for this Note if it is in the REPS Mode will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date of this Note, which for the REPS Mode is the first day of each Interest Rate Period for this Note. Such interest rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Callholder to produce a par bid in the secondary market for this Note on the date the interest is established. The designated REPS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.

         (b) MANDATORY TENDER. Provided that the Callholder gives notice to the Company and the Trustee on or before the Notification Date of its intention to purchase the Notes for remarketing, this Note will be automatically tendered to such Callholder for purchase on the applicable REPS Remarketing Date, except in the circumstances described under "Conversion or Redemption" below. The purchase price for the tendered Notes to be paid by the Callholder will be equal to 100% of the aggregate principal amount thereof. When this Note is tendered to the Callholder for remarketing, the Callholder may remarket the Note for its own account at varying prices to be determined by the Callholder at the time of each sale. If the Callholder elects to remarket the Note, the obligation of the Callholder to purchase the Note on the REPS Remarketing Date is subject to certain condition including no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to this Note shall have occurred and be continuing.

         (c) REMARKETING; REPS COUPON RESET RATE. The REPS Coupon Reset Rate will be determined by the Callholder by 3:30 p.m., New York City time, on the Determination Date to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar Price of the Notes as of the REPS Remarketing Date.

         (d) NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Callholder has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Notes on the REPS Remarketing Date, the Callholder will notify the Company, the Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the REPS Coupon Reset Rate.

         If the Callholder does not elect to purchase this Note for remarketing on the REPS Remarketing Date or if the Callholder gives notice of its election to remarket this Note but for any reason does not purchase all tendered Notes on the REPS Remarketing Date, then this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term Mode or the Long Term Rate Mode or a new REPS Mode established by the Company; PROVIDED that, in such case, the notice period required for conversion shall be the lesser of ten (10) days and the period commencing the date that the Callholder notifies the Company that it will not purchase the Notes for remarketing on the REPS Remarketing Date or fails to so purchase, as the case may be.

         The tendered Note will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the applicable REPS Remarketing Date.

         The Callholder will make or cause the Trustee to make payment to the Participant of each tendering Beneficial Owner of Notes, by book-entry through the Depositary by the close of business on the REPS Remarketing Date against delivery through the Depositary by the close of business on the REPS Remarketing Date of such Beneficial Owner's tendered Notes.

         The transactions described above will be executed on the REPS Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.

         Transactions involving the sale and purchase of the Notes remarketed by a Callholder on or after a REPS Remarketing Date will settle in immediately available funds through the Depositary's Same-Day Funds Settlement System.

         The tender and settlement procedures described above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by the Depositary or, if the book-entry system is no longer available this Note at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of this Note in certificated form. In addition, the Callholder may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.

         As long as the Depositary's nominee holds the certificates representing any Notes in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling

Beneficial Owner to reflect any transfer of such Notes effected in the remarketing. In addition, under the terms of this Note, the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture,
(a) it will use reasonable commercial efforts to maintain this Note in book-entry form with the Depositary or any successor thereto and to appoint a successor depositary to the extent necessary to maintain this Note in book-entry form and (b) it will waive any discretionary right it otherwise has under the Indenture to cause this Note to be issued in certificated form.

         (e) CONVERSION OR REDEMPTION. If the Callholder elects to remarket the Notes on the REPS Remarketing Date, this Note will be subject to mandatory tender to the Callholder for remarketing on such date, subject to the Company's right to convert the Note to a new Interest Rate Mode or to redeem the Note from the Callholder, in each case as described in the next sentence. The Company will notify the Callholder and the Trustee not later than the Business Day immediately preceding the Determination Date if the Company irrevocably elects to exercise its right to either convert the Note to a new Interest Rate Mode or to redeem the Note from the Callholder at the Optional Redemption Price, in each case, on the applicable REPS Remarketing Date.

         In the event that the Company irrevocably elects to convert the Note to a new Interest Rate Mode, then as of the REPS Remarketing Date, this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in a new REPS Mode, a Long Term Rate Mode or a Commercial Paper Term Mode established by the Company in accordance with the procedures set forth herein; PROVIDED that, in such case, the notice required for conversion shall be given no later than the Initial Determination Date. In such case, the Company shall pay to the Initial Callholder the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the Initial Callholder.

         In the event that the Company irrevocably elects to redeem this Note from the Callholder, it shall pay such Callholder the Optional Redemption Price in same-day funds by wire transfer to an account designated by the Callholder on the REPS Remarketing Date.

         If notice has been given as provided in the Indenture and funds for the redemption of this Note called for redemption shall have been made available on the redemption date referred to in such notice, this Note shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Callholder from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of this Note in accordance with such notice.

                             FLOATING INTEREST RATES

         While this Note bears interest in the Long Term Rate Mode or the REPS Mode (with respect to the period from, and including, the Interest Rate Adjustment Date commencing such period to, but excluding, the REPS Remarketing
Date), the Company may elect a floating interest rate by providing a notice, which will be submitted or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent (a "FLOATING INTEREST RATE NOTICE") for such Note not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period or REPS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the REPS
Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the initial Interest Reset Date, the Interest Reset Period and Interest Reset Dates, the Interest Rate Period and Interest Payment Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

         If this Note bears interest at a floating rate in a Long Term Rate Period or REPS Rate Period, such Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the Callholder, in the case of a REPS Rate Period. Commencing on the Interest Rate Adjustment Date for such Interest Rate Period, the rate at which interest on such Note will be payable will be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.

         The applicable floating interest rate on this Note during any Interest Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "INTEREST RATE BASIS").

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii), if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "INTEREST RESET PERIOD") and the dates on which such rate of interest will be reset (each, an "INTEREST RESET DATE"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate will be the day within the week in which the applicable Interest Reset Date falls upon which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday. If the interest rate of this Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the "Interest Determination Date" pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the related Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on this Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest Reset Period (the "FLOATING RATE MAXIMUM INTEREST RATE") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "FLOATING RATE MINIMUM INTEREST RATE"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

         Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period or REPS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or REPS Rate Period, as the case may be) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount of the this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

         If this Note bears interest at a floating rate, the applicable Remarketing Dealer will determine the interest rate in effect from the Interest Rate Adjustment Date for this Note to the initial Interest Reset Date. A calculation agent selected by the Company (a "CALCULATION AGENT") will determine the interest rate in effect for each Interest Reset Period thereafter. Upon request of the Beneficial Owner of this Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Dealer will disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to this Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Except as described herein if this Note is earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be sent to the Beneficial Owner of this Note.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the "CALCULATION DATE," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD RATE. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "CD RATE," the CD Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the CD Rate (a "CD RATE INTEREST DETERMINATION DATE"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 9:00 a.m., New York City time, on the related Calculation Date, the CD Rate will be the rate on such CD Rate Interest Determination Date set forth in the daily update of H.15(519) , available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update") for the day in respect of certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption "CDs (Secondary Market)." If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT RATE. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the "CMT RATE," the CMT Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CMT Rate (a "CMT RATE INTEREST DETERMINATION DATE"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "REFERENCE DEALER") in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("TREASURY NOTES") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         FEDERAL FUNDS RATE. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "FEDERAL FUNDS RATE," the Federal Funds Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "FEDERAL FUNDS RATE INTEREST DETERMINATION DATE"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"). If such rate is not displayed on Telerate Page 120 or is not published by 9 a.m., New York City time, on the related Calculation Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in the
H.15 Daily Update under the heading "Federal Funds/(Effective)." If no such rate is published in either H.15(519) or H.15 Daily Update by 3 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as "LIBOR," LIBOR shall mean the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR INTEREST DETERMINATION DATE") in accordance with the following provisions:

              (i) If (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Rate Determination Date, that appears on such Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date. If fewer than two such offered rates appear (if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice), or if no such rate appears (if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice), LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described below.

              (ii) With respect to a LIBOR Interest Determination Date on which fewer than two such offered rates appear (if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice), or if no such rate appears (if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice), the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in such Index Currency in such market at such time.

              (iii) If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations, If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 am (or such other time specified in the applicable Floating Interest Rate Notice), in the applicable principal financial center for the country of the Index Currency on such LIBOR Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for the loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Notes for which such LIBOR is being determined shall be the Initial Interest Rate).


         PRIME RATE. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "PRIME RATE," Prime Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Prime Rate (a "PRIME RATE INTEREST DETERMINATION DATE"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include the Calculation Agent) in the City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include the Calculation Agent) as necessary in order to obtain four such prime rate quotations, PROVIDED such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S. $500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         TREASURY RATE. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the "TREASURY RATE," Treasury Rate shall mean, with respect to any Interest Determination Date relating to a Note for which the interest rate is determined with reference to the Treasury Rate (a "TREASURY RATE INTEREST DETERMINATION DATE"), the following:

              (i) the rate from the auction held on the applicable Treasury Rate Interest Determination Date (the "AUCTION") of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable Floating Interest Rate Notice that rate appears under the caption "INVESTMENT RATE" on the display of Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ("TELERATE PAGE 56") or page 57 or any other page as may replace page 57 on that service ("TELERATE PAGE 57"); or

              (ii) if the rate described above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the captions "U.S. Government Securities/Treasury Bills/Auction High;" or

              (iii) if the rate described above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

              (iv) in the event that the rate described above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

              (v) if the rate described above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

              (vi) if the rate described above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the Calculation Agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; or

              (vii) if the dealers selected by the Calculation Agent are not quoting as described above, the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         The "BOND EQUIVALENT YIELD" shall mean a yield calculated in accordance with the following formula and expressed as a percentage:

              Bond Equivalent Yield =   D X N
                                       --------
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common           UNIF GIFT MIN ACT--____ CUSTODIAN___
TEN ENT  -- as tenants by the entireties                     (Cust)     (Minor)
JT TEN   -- as joint tenants with right   Under Uniform Gifts to Minors Act
            of survivorship and not as
            tenants in common             _____________________________________
                                                        (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

  Please Insert Social Security or
  Other Identifying Number of Assignee



         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Security of TAMPA ELECTRIC COMPANY and does hereby irrevocably constitute and appoint

__________________________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                         ANNEX A

                       7 3/8% RESET PUT SECURITIES DUE 2015

                          INITIAL INTEREST RATE PERIOD

CUSIP Number:                             875127 AR 3

Principal Amount:                         $150,000,000

Original Issue Date:                      August 21, 2000

Issue Price:                              99.991%

Stated Maturity:                          September 1, 2015

Initial Interest Rate:                    7 3/8% per annum

Interest Payment Dates:                   September 1 and March 1, commencing September 1, 2000

Record Dates:                             Fifteenth calendar day
                                          immediately preceding the related
                                          Interest Payment Date whether or not a
                                          Business Day, except that the Record
                                          Date for the Interest Payment Date
                                          occurring on September 1, 2000 shall
                                          be the date upon which the Company
                                          delivered the Notes.

Initial Callholder:                       Morgan Stanley & Co. Incorporated, or its assignee or successor

Initial REPS

Remarketing Date:                         September 1, 2002

REPS Period:                              September 1, 2002 up to, but excluding, September 1, 2012

Base Rate:                                5.75%

REPS Coupon Reset Rate:                   __________ %

Reference Corporate Dealers:              Chase Securities Inc.
                                          Salomon Smith Barney Inc.
                                          Morgan Stanley & Co. Incorporated
                                          Merrill Lynch & Co., Inc.
                                          Banc of America Securities LLC
                                          Goldman Sachs & Co.

                                          Five of the six dealers listed above will be agreed upon by the Company and the Initial Callholder

Reference Treasury Dealers:               Chase Securities Inc.
                                          Salomon Smith Barney Inc.
                                          Morgan Stanley & Co. Incorporated
                                          Merrill Lynch & Co., Inc.
                                          Banc of America Securities LLC
                                          Goldman Sachs & Co.

                                          Five of the six dealers listed above will be agreed upon by the Company and the Initial Callholder


                                  Annex A --

                       SUBSEQUENT INTEREST RATE PERIOD(S)

CUSIP Number:

Principal Amount:

Interest Rate Adjustment Date:

Record Date(s):

Interest Payment Date(s):

Interest Rate Mode:

         [  ]     Commercial Paper Term Mode

         [  ]     Long Term Rate Mode

         [  ]     REPS Mode

                  [  ]     Callholder:

                  [  ]     REPS Remarketing Date:

                  [  ]     REPS Rate Period:

                  [  ]     Base Rate:

                  [  ]     REPS Coupon Reset Rate:

                  [  ]     Reference Corporate Dealers:

                  [  ]     Reference Treasury Dealers:








                                  Annex A --

Interest Rate:

         [  ]     Fixed Rate:

         [  ]     Floating Rate:

                           Calculation Agent:

                           Initial Interest Rate to Initial Interest Reset Date:

         Interest Rate Basis(es):

         [  ]     CD Rate
                  Index Maturity:

         [  ]     CMT Rate
                  Index Maturity:

                  Designated CMT Telerate Page:

         [  ]     Commercial Paper Rate
                  Index Maturity:

         [  ]     Federal Funds Rate

         [  ]     LIBOR

                  [ ]      LIBOR Reuters
                           _________Index Currency:
                           _________Index Maturity:

                  [ ]      LIBOR Telerate
                                    Index Currency:
                                    Index Maturity:

         [  ]     Prime Rate

         [  ]     Treasury Rate
                           Index Maturity:

Spread (+/-):

Spread Multiplier:

Floating Rate Maximum Interest Rate:

Floating Rate Minimum Interest Rate:

Initial Interest Reset Date:

Interest Reset Date:

Interest Reset Period(s):

Day Count Convention:

         [  ]     Actual/360
         [  ]     Actual/Actual
         [  ]     30/360

                                  Annex A --

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Applicable Interest Rate Basis:

Optional Redemption Provisions (Long Term Rate Mode):

         APPLICABLE REDEMPTION PERIOD                  REDEMPTION PRICE

         Other or Alternative Terms of Optional Repayment:

Early Remarketing Provisions (Long Term Rate Mode):

         Initial Early Remarketing Date:_____________

         Initial Early Remarketing Premium:__________

         Annual Early Remarketing Premium Percentage Reduction:_________

         Other or Alternative Terms of Early Remarketing:

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Other Provisions:

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                                  Annex A --